Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
Exhibit 7
As of 6/30/2010
U.S. Bank National Association Legal title of Bank Cincinnati Qly OH 45202 State Zip Code FDIC Certificate Number: 06548 FFIEC 031 Page RC-1 141 Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2010 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands RCFD thi i b-i] mn it™ ASSETS 1. Cash and balances due from depository institutions [from Schedule RC-A): a. Nonlnterest-bearino balanrp-; anrl nirrpnry anrf rain (11 DBI 4,543,969 fa b. interest-bearing balances (21;:D71“7.530, b 2. Securities: a. Hplfi-to-mahirily seeuritiw ffmm Srhertirle Rr-R, A) 1754 590,001 2.a b. Available-for-sale securities (from Srhp.finle RC-B r column D) 1,773 46,161,441 b 3. Federal funds sold and securities purchased under agreements to resell: RC:DN 8S a. Federal funds sold in domestic offices B9B7 4.344,927 3 a RCI B b. Securities purchased under agreements to resell (3) B9B9 b 4. Loans and lease financing receivables [from Schedule RC-C): a. Loans and leases held for : 4,912,045 4 a h. Loans anrf [eases, net of unearned income B52B 1fl2,407,23£. — 4 b c. LESS: Allowance for loan anri lease losses 3,123 5,082,118 4 c d. Loans and leases, net of uneampd income and 4.b minus 4.rl BSZ9 177,325,117 4 n S. Tradino assets (from Srfiedi lie Rt -Dl 3 545 1,415,269 s 6. Premises and fined assets (leases) 2,231.636 6 7. Other rpal estate owned form Srhpriulp Rr-Ml 2 I5D 1,729,810 7 8. Investments in unconsolidated suhsiriisrip.s assnriated companies 2 i3 63,797 B 9. Direct and indirect investments in real estate ventures 3 S56 3 10. Intangible assets: a. Goodwill 3 ]63 8,390,069 a b. Other intanainle assets from SrJiedule RC-M1 m2S 4.016,244 1 0 b 11. Other assets from Schedule Rf-F) 2 16 21,662,778 17. Total assets fstim of items 1 through 111 278,464,643 1
(1) Includes cash items in process of collection and unposted debits. (2) Includes time certificates of deposit not held for trading. (3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

U.S. Bank National Association Legal Title of Bank FDIC Certificate Number: 06548 FFIEC 031 Page RC-2 Schedule RC—Continued Dollar Amounts in Thousands LIABILITIES 13. Deposits: RC0N a. In domestic offices (sum of totals of columns A and C from Schedule RC-E. part I) 2200 169,153.019 1 3. a (1) Noninterest-bearing (1) 6631 42,160,505 1 3.a.1 f21 Interest-bearing 6636 126,992,514 13.a.2 b. In foreign offices, Edge and Agreement subsidiaries, and IBFs RCFN (from Schedule RC-E, part II) 2200 2 1,8 80,326 13. b (1) Non-interest-bearing 631 0 13.b.l (2) Interest-bearing 6,636 21,880,326 1,3. b. 2 14. Federal funds purchased and securities sold under agreements to repurchase: Rc0N a. Federal funds purchased in domestic offices (2) B993 2,339,708 1 4. a RCFD b. Securities sold under agreements to repurchase (3) B995 8,679,973 14.b 15. Trading liabilities (from Schedule RC-D) 3518 437,280 1 5 16. Other borrowed money (includes mortgage indebtedness and obligations under capltalized leases) (from Schedule RC-M1 3 190 32,340,366 16 i 17. and 18. Not applicable 19. Subordinated notes and debentures (4) 3200 8,129,967 1 9 20 . Other liabilities (from Schedule RC-G) 2 930 7,450,842 20 21. Total liabilities (sum of terns 13 through 20) 2948 250,471,481 21 22. Mot applicable Bank Equity Capital 23. Perpetual preferred stock and related surplus 3,838 0 23 24. Common stock 3,230 18,200 24 25. Surplus (excludes all surplus related to preferred stock) 3039 12,636,872 25 25. a. Retained earings 3,632 14,476,070 2 6.a b. Accumulated other comprehensive income (5) 8530 (642,534) 26.b c. Other equity capital components (6) A130 0 26.C 27.
a. Total bank equity capital (sum of items 23 through 2S.c) 3210 26,288,608 27.a b. Noncontrolling (minority interests in consolidated subsidiaries 3000 1,704.554 27.b 28. Total equity capital [sum of items 27.a and 77.b) G105 27,993,162 2S 29. Total liabilities and equity capital (sum of items 21 and 28)3 300 27 ,464, 29 To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of audiBna work performed for the bark bv indebtedness external RCFD Number auditors as of anv date during 2009 6 724 WA M.I 1 = Independent audit at the bank conducted in accordance with generally 1 — Directors’ examination of the bank conducted In accordance with accepted sudlSng standards by a certified public accounting form generally accepted auditing standards by a certified public which submits a report on the ban6B accounting firm (may be required by state chartering authority) 2 — Independent audit of the bank’s parent holding company conducted in 5 = Directors’ examination of the bank performed by other external accordance with generally accepted auditing standards by a certified auditors (may be required by state chartering authority) . i.i::ir accounting firm which submits a report on the consolidated 6 = Review of the bank’s financial statements by external auditors holding company {but not on the banfc separately) 7 = Compilation of the bank’s financial statements by external audltprs 2 = Attestation on bank management’s assertion en the effectiveness of the bank’s a = Other audit procedures (excluding tax preparation work) internal control over financial reporting by a certified public accounting firm. 9 = No external audit work To he reuorted with the March ReDoit nf Condition. M M / DD 2. Bank’s fiscal year-end date 8,675 N/A M.2 (1) Includes total demand deposits and noninterEst-bearing time and savings deposits. (2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” (3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity. (4) Includes limited-life preferred stock and related surplus, (5) Includes net unrealized holding gains (losses) on available-for-ssle securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments, (6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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